Exhibit 4.2

$400,000,000

DR PEPPER SNAPPLE GROUP, INC.

$100,000,000 3.430% Senior Notes due 2027
$300,000,000 4.500% Senior Notes due 2045

REGISTRATION RIGHTS AGREEMENT

June 15, 2017

Morgan Stanley & Co. LLC
Goldman Sachs & Co. LLC
J.P. Morgan Securities LLC

As Representatives of the Several Initial Purchasers,
c/o Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036
Ladies and Gentlemen:
Dr Pepper Snapple Group, Inc., a Delaware corporation (the “Issuer”), proposes to issue and sell to the initial purchasers named in the Purchase Agreement (as defined below) (collectively, the “Initial Purchasers”), upon the terms set forth in a purchase agreement dated June 5, 2017 (the “Purchase Agreement”), $100,000,000 aggregate principal amount of its 3.430% Senior Notes due 2027 (the “2027 Notes”) and $300,000,000 aggregate principal amount of its 4.500% Senior Notes due 2045 (the “2045 Notes” and, together with the 2027 Notes, the “Initial Notes”) of which $400,000,000 aggregate principal amount of 2027 Notes were originally issued on December 14, 2016 (CUSIP No. 26138E AX7) (the “Existing 2027 Notes”) and $250,000,000 aggregate principal amount of 2045 Notes were originally issued on November 9, 2015 (CUSIP No. 26138E AT6) (the “Existing 2045 Notes” and, together with the Existing 2027 Notes, the “Existing Notes”). The Initial Notes will be unconditionally guaranteed by the entities listed on Schedule III to the Purchase Agreement (the “Guarantors” and together with the Issuer, the “Company”). The Initial Notes will be issued under an indenture (the “Base Indenture”), dated as of December 15, 2009, between the Issuer and Wells Fargo Bank, N.A., as trustee (the “Trustee”), as supplemented, in respect of the 2027 Notes, by the Seventh Supplemental Indenture, dated as of December 14, 2016 (the “Seventh Supplemental Indenture”), and in respect of the 2045 Notes, by the Fifth Supplemental Indenture, dated as of November 9, 2015 (the “Fifth Supplemental Indenture”), and as supplemented by a ninth supplemental indenture (the “Ninth Supplemental Indenture,” and, together with the Base Indenture, the Fifth Supplemental Indenture and the Seventh Supplemental Indenture, the “Indenture”) between the Issuer, the Guarantors and the Trustee.
As an inducement to the Initial Purchasers to enter into the Purchase Agreement, the Company agrees with the Initial Purchasers, for the benefit of the holders of the Initial Notes (including, without limitation, the Initial Purchasers), the Exchange Notes (as defined below) and the Private Exchange Notes (as defined below) (collectively the “Holders”), as follows:

1.
Registered Exchange Offer. The Company shall, at its own cost, prepare and use commercially reasonable efforts to file, on or prior to the date that is 335 days after the date of original issue of the Initial Notes (the “Issue Date”), a registration statement (the “Exchange Offer Registration Statement”) with the U.S. Securities and Exchange Commission (the “Commission”) on an appropriate form under the Securities Act of 1933, as amended (the “Securities Act”), with respect to a registered offer (the “Registered Exchange Offer”) to exchange (a) each outstanding 2027 Note for a new note of the same series as the Existing 2027 Notes (the “2027 Exchange Notes”) and (b) each outstanding 2045 Note for a new note of the same series as the Existing 2045 Notes (the “2045 Exchange Notes” and, together with the 2027 Exchange Notes, the “Exchange Notes”) having terms substantially identical in all material respects to the applicable Initial Notes (except for the transfer restrictions relating to the Initial Notes and the provisions relating to the matters described in Section 6 hereof) that would be registered under the Securities Act. The Company shall use commercially reasonable efforts (which shall include the filing of all necessary amendments to such Exchange Offer Registration Statement) to consummate the Registered Exchange Offer on or prior to the date that is 365 days after the Issue Date of the Initial Notes. If the Company effects the Registered Exchange Offer, the Company will use commercially reasonable efforts to close the Registered Exchange Offer as soon as reasonably practicable after the date on which the Exchange Offer Registration Statement is declared effective by the Commission, provided the Company has accepted all the Initial Notes theretofore validly tendered in accordance with the terms of the Registered Exchange Offer.
Promptly following the effectiveness of the Exchange Offer Registration Statement, the Company shall offer the applicable Exchange Notes in exchange for surrender of the applicable Initial Notes, it being the objective of such Registered Exchange Offer to enable each Holder electing to exchange the Initial Notes for Exchange Notes (assuming that such Holder is not an affiliate of the Company within the meaning of the Securities Act, acquires the Exchange Notes in the ordinary course of such Holder’s business and has no arrangements with any person to participate in the distribution of the Exchange Notes and is not prohibited by any law or policy of the Commission from participating in the Registered Exchange Offer) to trade such Exchange Notes from and after their receipt without any limitations or restrictions under the Securities Act and without material restrictions under the securities laws of the several states of the United States; provided, however, that Participating Broker-Dealers (as defined below) receiving Exchange Notes in the Registered Exchange Offer will have a prospectus delivery requirement with respect to resales of such Exchange Notes.
The Company acknowledges that, pursuant to current interpretations by the Commission’s staff of Section 5 of the Securities Act, in the absence of an applicable exemption therefrom, (i) each Holder which is a broker-dealer electing to exchange Securities, acquired for its own account as a result of market making activities or other trading activities, for Exchange Notes (a “Participating Broker-Dealer”), is required to deliver a prospectus containing information substantially set forth in (a) Annex A hereto on the cover, (b) Annex B hereto in the “Exchange Offer Procedures” section and the “Purpose of the Exchange Offer” section, and (c) Annex C hereto in the “Plan of Distribution” section of such prospectus in connection with a sale of any such Exchange Notes received by such Participating Broker-Dealer pursuant to the Registered Exchange Offer and (ii) an Initial Purchaser that elects to sell Exchange Notes acquired in exchange for Initial Notes constituting any portion of an unsold allotment is required to deliver a prospectus containing the information required by Items 507 or 508 of Regulation S-K under the Securities Act, as applicable, in connection with such sale.
The Company shall use its commercially reasonable efforts to keep the Exchange Offer Registration Statement effective and to amend and supplement the prospectus contained therein, in order to permit such prospectus to be lawfully delivered by all persons subject to the prospectus delivery requirements of the Securities Act for such period of time as such persons must comply with such requirements in order to resell the Exchange Notes; provided, however, that (i) in the case where such prospectus and any amendment or supplement thereto must be delivered by a Participating Broker-Dealer or an Initial Purchaser, such period shall be the lesser of 180 days and the date on which all Participating Broker-Dealers and the Initial Purchasers have sold all Exchange Notes held by them (unless such period is extended pursuant to Section 3(j) below) and (ii) the Company shall make such prospectus and any amendment or supplement thereto, available to any broker-dealer for use in connection with any resale of any Exchange Notes for a period of not less than 90 days after the consummation of the Registered Exchange Offer (or such shorter period which such persons are required by applicable law to deliver such prospectus).

If, upon consummation of the Registered Exchange Offer, any Initial Purchaser holds Initial Notes acquired by it as part of its initial distribution, the Company, simultaneously with the delivery of the Exchange Notes pursuant to the Registered Exchange Offer, shall issue and deliver to such Initial Purchaser upon the written request of such Initial Purchaser, in exchange (the “Private Exchange”) for the Initial Notes held by such Initial Purchaser, debt securities of the Company having a principal amount equal to the surrendered Initial Notes, issued under the Indenture and having terms identical in all material respects (including the existence of restrictions on transfer under the Securities Act and the securities laws of the several states of the United States, but excluding the payment of liquidated damages as described in Section 6 hereof) to the applicable Initial Notes (the “Private Exchange Notes”). The Initial Notes, the Exchange Notes and the Private Exchange Notes are herein collectively called the “Securities.”
In connection with the Registered Exchange Offer, the Company shall:
(a)mail or deliver to each Holder a copy of the prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

(b)keep the Registered Exchange Offer open for not less than 20 business days (or longer, if required by applicable law or any broker-dealer, as described above) after the date notice thereof is mailed to the Holders;

(c)utilize the services of a depositary for the Registered Exchange Offer with an address in the Borough of Manhattan, The City of New York, which may be the Trustee or an affiliate of the Trustee;

(d)permit Holders to withdraw tendered Initial Notes at any time prior to the close of business, New York time, on the last business day on which the Registered Exchange Offer shall remain open; and

(e)otherwise comply in all material respects with all applicable laws.

As soon as reasonably practicable after the close of the Registered Exchange Offer or the Private Exchange, as the case may be, the Company shall:

(x)accept for exchange all the Initial Notes validly tendered and not withdrawn pursuant to the Registered Exchange Offer and the Private Exchange;

(y)deliver to the Trustee for cancellation all the Initial Notes so accepted for exchange; and

(z)cause the Trustee to authenticate and deliver promptly to each Holder the Initial Notes, Exchange Notes or Private Exchange Notes, as the case may be, equal in principal amount to the Initial Notes of such Holder so tendered for exchange.

Exchange Notes will not be subject to the transfer restrictions set forth in the Indenture, all Existing 2027 Notes and 2027 Exchange Notes will vote and consent together on all matters as one class and none of the Existing 2027 Notes and 2027 Exchange Notes will have the right to vote or consent as a class separate from one another on any matter, and all Existing 2045 Notes and 2045 Exchange Notes will vote and consent together on all matters as one class and none of the Existing 2045 Notes and 2045 Exchange Notes will have the right to vote or consent as a class separate from one another on any matter.
Interest on each Exchange Note and Private Exchange Note issued pursuant to the Registered Exchange Offer and in the Private Exchange will accrue from the last interest payment date on which interest was paid on the Initial Note surrendered in exchange therefor or, if no interest has been paid on the such Initial Note, from the date interest began accruing on such Initial Note.

A Holder of Initial Notes who wishes to exchange such notes for Exchange Notes in the Registered Exchange Offer will be required to represent to the Company that at the time of the consummation of the Registered Exchange Offer (i) any Exchange Notes to be received by it will be acquired in the ordinary course of business, (ii) if it is not a broker-dealer, it has no arrangement or understanding to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes, (iii) it is not an “affiliate” of the Issuer as defined in Rule 405 of the Securities Act, or if it is an affiliate of the Issuer, that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, and (iv) if it is a broker-dealer, that it will receive Exchange Notes for its own account in exchange for Initial Notes that were acquired as a result of market-making activities or other trading activities and that it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. Any Holder who fails to make such representations will not be entitled to the benefits of Section 6(a) (with respect to a Registration Default (as defined below) related to the Registered Exchange Offer).

Notwithstanding any other provisions hereof, the Company will ensure that (i) any Exchange Offer Registration Statement, and any amendment thereto and any prospectus forming part thereof and any supplement thereto, complies in all material respects with the Securities Act and the rules and regulations thereunder, (ii) any Exchange Offer Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any prospectus forming part of any Exchange Offer Registration Statement, and any supplement to such prospectus, does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

2.Shelf Registration. If, (i) the Company is not, because of any change in law or in applicable interpretations thereof by the staff of the Commission, permitted to effect a Registered Exchange Offer, as contemplated by Section 1 hereof, (ii) any Initial Purchaser so requests in writing with respect to the Initial Notes (or the Private Exchange Notes) not eligible to be exchanged for Exchange Notes in the Registered Exchange Offer and held by it following consummation of the Registered Exchange Offer, or (iii) any Holder notifies the Company prior to the 20th business day following the consummation of the Registered Exchange Offer that (A) it is prohibited by applicable law or Commission policy from participating in the Registered Exchange Offer, (B) such Holder may not resell the Exchange Notes acquired by it in the Registered Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales, or (C) such Holder is a broker-dealer and holds Initial Notes acquired directly from the Company or an affiliate of the Company, the Company shall take the following actions:

(a)The Company shall, at its cost, (i) prepare and use commercially reasonable efforts to file, on or prior to 60 days after so required or requested pursuant to this Section 2, a shelf registration statement (the “Shelf Registration Statement” and, together with the Exchange Offer Registration Statement, a “Registration Statement”) with the Commission on an appropriate form under the Securities Act covering resales of the Initial Notes, from time to time in accordance with the methods of distribution set forth in the Shelf Registration Statement and Rule 415 under the Securities Act (hereinafter, the “Shelf Registration”) and (ii) use its commercially reasonable efforts to cause the Shelf Registration Statement to be declared effective on or prior to 120 days after so required or requested pursuant to this Section 2 (unless it becomes effectively automatically upon filing); provided, however, that no Holder (other than an Initial Purchaser) shall be entitled to either have the Securities held by it covered by such Shelf Registration Statement or otherwise obtain the benefits relating to the registration of the Securities unless such Holder agrees in writing to be bound by all the provisions of this Agreement applicable to such Holder.

(b)The Company shall use its commercially reasonable efforts to keep the Shelf Registration Statement continuously effective in order to permit the prospectus included therein to be lawfully delivered by the Holders of the relevant Securities, for a period (the “Shelf Registration Period”) of two years (or for such longer period if extended pursuant to Section 3(j) below) from the date of its effectiveness or such shorter period that will terminate when all the Securities covered by the Shelf Registration Statement (i) have been sold pursuant thereto or (ii) have been distributed to the public pursuant to Rule 144 without any restrictive legend or volume limitations. The Company shall be deemed not to have used all commercially reasonable efforts to keep the Shelf Registration Statement effective during the requisite period if it voluntarily takes any action that would result in Holders of Securities covered thereby not being able to offer and sell such Securities during that period, unless such action is required by applicable law.

(c)Notwithstanding any other provisions of this Agreement to the contrary, the Company shall cause the Shelf Registration Statement and the related prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement, amendment or supplement, as the case may be, (i) to comply as to form in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein (in the case of the prospectus, in the light of the circumstances under which they were made), not misleading.

3.Registration Procedures. In connection with any Shelf Registration contemplated by Section 2 hereof and, to the extent applicable, any Registered Exchange Offer contemplated by Section 1 hereof, the following provisions shall apply:

(a)The Company shall (i) furnish to each Initial Purchaser, prior to the filing thereof with the Commission, a copy of the Registration Statement and each amendment thereof and each supplement, if any, to the prospectus included therein, including financial statements and schedules, and, if so requested, all exhibits thereto (including those incorporated by reference) and, in the event that an Initial Purchaser (with respect to any portion of an unsold allotment from the original offering) is participating in the Registered Exchange Offer or the Shelf Registration Statement, the Company shall use its commercially reasonable efforts to reflect in each such document, when so filed with the Commission, such comments as such Initial Purchaser reasonably may propose; (ii) include the information substantially set forth in Annex A hereto on the cover, in Annex B hereto in the “Exchange Offer Procedures” section and the “Purpose of the Exchange Offer” section and in Annex C hereto in the “Plan of Distribution” section of the prospectus forming a part of the Exchange Offer Registration Statement and include the information substantially set forth in Annex D hereto in the Letter of Transmittal delivered pursuant to the Registered Exchange Offer, in each case subject to any change, addition, deletion or moving of such disclosure requested by the staff of the Commission; (iii) if requested by an Initial Purchaser, include the information required by Items 507 or 508 of Regulation S-K under the Securities Act, as applicable, in the prospectus forming a part of the Exchange Offer Registration Statement; (iv) include within the prospectus contained in the Exchange Offer Registration Statement a section entitled “Plan of Distribution,” reasonably acceptable to the Initial Purchasers, which shall contain a summary statement of the positions taken or policies made by the staff of the Commission with respect to the potential “underwriter” status of any broker-dealer that is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of Exchange Notes received in the Registered Exchange Offer, whether such positions or policies have been publicly disseminated by the staff of the Commission or such positions or policies, in the reasonable judgment of the Initial Purchasers based upon advice of counsel (which may be in-house counsel), represent the prevailing views of the staff of the Commission; and (v) in the case of the Shelf Registration Statement, include in the prospectus included in the Shelf Registration Statement (or, if permitted by Commission Rule 430B(b), in a prospectus supplement that becomes a part thereof pursuant to Commission Rule 430B(f)) that is delivered to any Holder pursuant to Section 3(d) and Section 3(f), the names of the Holders, who propose to sell Securities pursuant to the Shelf Registration Statement, as selling securityholders.

(b)The Company shall give written notice to the Initial Purchasers, the Holders of the Securities (proposed to be sold under the Shelf Registration Statement, if applicable) and any Participating Broker-Dealer from whom the Company has received prior written notice that it will be a Participating Broker-Dealer in the Registered Exchange Offer (which notice pursuant to clause (ii) through and including clause (v) hereof shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made):

(i)when the Registration Statement or any amendment thereto has been filed with the Commission and when the Registration Statement or any post-effective amendment thereto has become effective;

(ii)of any request by the Commission for amendments or supplements to the Registration Statement or the prospectus included therein or for additional information;

(iii)of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, of the issuance by the Commission of a notification of objection to the use of the form on which the Registration Statement has been filed, and of the occurrence of any event that causes the Company to become an “ineligible issuer,” as defined in Commission Rule 405;

(iv)of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(v)of the occurrence of any event that requires the Company to make changes in the Registration Statement or the prospectus in order that the Registration Statement or the prospectus do not contain an untrue statement of a material fact nor omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus, in light of the circumstances under which they were made) not misleading.

(c)The Company shall make every reasonable effort to obtain the withdrawal, at the earliest possible time, of any order suspending the effectiveness of the Registration Statement.

(d)If not otherwise available on the Commission’s Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) System or similar system, upon written request of a Holder of Securities, the Company shall furnish to each Holder of Securities included within the coverage of the Shelf Registration, without charge, at least one copy of the Shelf Registration Statement and any post-effective amendment or supplement thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits thereto (including those, if any, incorporated by reference). The Company shall not, without the prior consent of the Initial Purchasers, make any offer relating to the Securities that would constitute a “free writing prospectus,” as defined in Commission Rule 405.

(e)If not otherwise available on the Commission’s EDGAR System or similar system, upon written request of any Participating Broker-Dealer or Holder, the Company shall deliver to each such person who so requests, without charge, at least one copy of the Exchange Offer Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if so requested, all exhibits thereto (including those incorporated by reference).

(f)The Company shall, during the Shelf Registration Period, deliver to each Holder of Securities included within the coverage of the Shelf Registration, without charge, as many copies of the prospectus (including each preliminary prospectus) included in the Shelf Registration Statement and any amendment or supplement thereto as such person may reasonably request. The Company consents, subject to the provisions of this Agreement, to the use of the prospectus or any amendment or supplement thereto by each of the selling Holders of the Securities in connection with the offering and sale of the Securities covered by the prospectus, or any amendment or supplement thereto, included in the Shelf Registration Statement.

(g)The Company shall deliver to each Initial Purchaser, any Participating Broker-Dealer and such other persons required to deliver a prospectus following the Registered Exchange Offer, without charge, as many copies of the final prospectus included in the Exchange Offer Registration Statement and any amendment or supplement thereto as such persons may reasonably request. The Company consents, subject to the provisions of this Agreement, to the use of the prospectus or any amendment or supplement thereto by any Initial Purchaser, if necessary, any Participating Broker-Dealer and such other persons required to deliver a prospectus following the Registered Exchange Offer in connection with the offering and sale of the Exchange Notes covered by the prospectus, or any amendment or supplement thereto, included in such Exchange Offer Registration Statement.

(h)Prior to any public offering of the Securities, pursuant to any Registration Statement, the Company shall use commercially reasonable efforts to register or qualify or cooperate with the Holders of the Securities included therein and their respective counsel in connection with the registration or qualification of the Securities for offer and sale under the securities or “blue sky” laws of such states of the United States as any Holder of the Securities reasonably requests in writing and do any and all other acts or things reasonably necessary or advisable to enable the offer and sale in such jurisdictions of the Securities covered by such Registration Statement; provided, however, that the Company shall not be required to (i) qualify generally to do business or as a dealer in securities in any jurisdiction where it is not then so qualified or (ii) take any action which would subject it to general service of process or to taxation in any jurisdiction where it is not then so subject.

(i)To the extent the Initial Notes are not in book-entry form, the Company shall cooperate with the Holders of the Securities to facilitate the timely preparation and delivery of certificates or global notes representing the Securities to be sold pursuant to any Registration Statement free of any restrictive legends and in such denominations and registered in such names as the Holders may request a reasonable period of time prior to sales of the Securities pursuant to such Registration Statement.

(j)Upon the occurrence of any event contemplated by clause (ii) through and including clause (v) of Section 3(b) above during the period for which the Company is required to maintain an effective Registration Statement, the Company shall promptly prepare and file a post-effective amendment to the Registration Statement or a supplement to the related prospectus and any other required document so that, as thereafter delivered to Holders of the Securities or purchasers of Securities, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; notwithstanding the foregoing, the Company shall not be required to amend or supplement the Shelf Registration Statement or any related prospectus if (i) an event occurs and is continuing as a result of which the Shelf Registration Statement or any related prospectus would, in the Company’s good faith judgment, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading (with respect to such prospectus only, in the light of the circumstances under which they were made) and (ii) (a) the Company determines in its good faith judgment that the disclosure of such event at such time would have a material adverse effect on its business, operations or prospects or (b) the disclosure otherwise relates to a pending material business transaction that has not yet been publicly disclosed; provided, however, such requirement to amend or supplement the Shelf Registration Statement or any related prospectus shall not be suspended for more than 45 aggregate days in any 90-day period or more than 90 aggregate days in any 360-day period). If the Company notifies the Initial Purchasers, the Holders of the Securities and any known Participating Broker-Dealer in accordance with clause (ii) through and including clause (v) of Section 3(b) to suspend the use of the prospectus until the requisite changes to the prospectus have been made, then the Initial Purchasers, the Holders of the Securities and any such Participating Broker-Dealers shall suspend use of such prospectus and expressly agree to maintain the information contained in such notice, as well as the fact that it has received such notice, confidential (except that such information may be disclosed to its counsel) until it has been publicly disclosed by the Company, and the period of effectiveness of the Shelf Registration Statement provided for in Section 2(b) above and the Exchange Offer Registration Statement provided for in Section 1 above shall each be extended by the number of days from and including the date of the giving of such notice to and including the date when the Initial Purchasers, the Holders of the Securities and any known Participating Broker-Dealer shall have received such amended or supplemented prospectus pursuant to this Section 3(j). If the Company is required to file any post-effective amendment to the Shelf Registration Statement or a new Shelf Registration Statement for the sole purpose of adding Holders to the Shelf Registration Statement, the Company shall not be required to file such post-effective amendment or new Shelf Registration Statement more frequently than once every calendar quarter.

(k)Not later than the effective date of the applicable Registration Statement, the Company will provide CUSIP numbers for the Initial Notes, the Exchange Notes or the Private Exchange Notes, as the case may be, and provide the applicable trustee with printed certificates or global notes for the Initial Notes, the Exchange Notes or the Private Exchange Notes, as the case may be, in a form eligible for deposit with The Depository Trust Company.

(l)The Company will use commercially reasonable efforts to comply with all rules and regulations of the Commission to the extent and so long as they are applicable to the Registered Exchange Offer or the Shelf Registration and will make generally available to its security holders (or otherwise provide in accordance with Section 11(a) of the Securities Act) an earnings statement satisfying the provisions of Section 11(a) of the Securities Act, no later than 45 days after the end of a 12-month period (or 90 days, if such period is a fiscal year) beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of the Registration Statement, which statement shall cover such 12-month period.

(m)The Company shall cause the Indenture to be qualified under the Trust Indenture Act of 1939, as amended, in a timely manner and containing such changes, if any, as shall be necessary for such qualification. In the event that such qualification would require the appointment of a new trustee under the Indenture, the Company shall appoint a new trustee thereunder pursuant to the applicable provisions of the Indenture.

(n)The Company may require each Holder of Securities to be sold pursuant to the Shelf Registration Statement to furnish to the Company such information regarding the Holder and the distribution of the Securities as the Company may from time to time reasonably require for inclusion in the Shelf Registration Statement. The Company may exclude from such registration the Securities of any Holder that fails to furnish such information within a reasonable time after receiving such request, and the Holder of any such excluded Securities shall not be entitled to the benefits of Section 6(a) (with respect to a Registration Default related to the Shelf Registration).

(o)The Company shall enter into such customary agreements (including, if requested, an underwriting agreement in customary form) and take all such other action, if any, as any Holder of the Securities shall reasonably request in order to facilitate the disposition of the Securities pursuant to any Shelf Registration.

(p)In the case of any Shelf Registration, the Company shall (i) make reasonably available for inspection during normal business hours by the Holders of the Securities, any underwriter participating in any disposition pursuant to the Shelf Registration Statement and any attorney, accountant or other agent retained by the Holders of the Securities or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of the Company reasonably requested by the Holders of the Securities or any such underwriter and (ii) cause the Company’s officers, directors, employees, accountants and auditors to make available during normal business hours all relevant information reasonably requested by the Holders of the Securities or any such underwriter, attorney or accountant in connection with the Shelf Registration Statement, in each case, as shall be reasonably necessary to enable such persons, to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act; provided, however, that the foregoing inspection and information gathering shall be coordinated on behalf of the Initial Purchasers by you and on behalf of the other parties, by one counsel designated by and on behalf of such other parties as described in Section 4 hereof; provided, further, that any information that is designated in writing by the Company, in good faith, as confidential at the time of delivery of such information shall be kept confidential by the Holders or any such underwriter, attorney or accountant, unless such disclosure is made in connection with a court proceeding or required by law, or such information is or becomes available to the public generally or through a third party without, to the knowledge of any recipient of confidential information, an accompanying obligation of confidentiality or is independently developed.

(q)In the case of any Shelf Registration, the Company, if requested by any Holder of Securities covered thereby, shall cause (i) its counsel to deliver an opinion and updates thereof relating to the Securities in customary form addressed to such Holders and the Managing Underwriters (as defined below), if any, thereof and dated, in the case of the initial opinion, the effective date of such Shelf Registration Statement, it being agreed that the matters to be covered by such opinion shall include, without limitation, the due incorporation and good standing of the Company and the Guarantors; the qualification of the Company and the Guarantors to transact business as foreign corporations; the due authorization, execution and delivery of the relevant agreement of the type referred to in Section 3(o) hereof; the due authorization, execution, authentication and issuance, and the validity and enforceability, of the applicable Securities; the absence of material legal or governmental proceedings involving the Company and its subsidiaries; the absence of governmental approvals required to be obtained in connection with the Shelf Registration Statement, the offering and sale of the applicable Securities, or any agreement of the type referred to in Section 3(o) hereof; the compliance as to form of such Shelf Registration Statement and any documents incorporated by reference therein and of the Indenture with the requirements of the Securities Act and the Trust Indenture Act, respectively; and (A) as of the date of the opinion and as of the effective date of the Shelf Registration Statement or most recent post-effective amendment thereto, as the case may be, the absence from such Shelf Registration Statement and the prospectus included therein, as then amended or supplemented, and from any documents incorporated by reference therein and (B) as of an applicable time identified by such Holders or Managing Underwriters, the absence from such prospectus taken together with any other documents identified by such Holders or Managing Underwriters, in the case of (A) and (B), of an untrue statement of a material fact or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any such incorporated documents, in light of the circumstances existing at the time that such documents were filed with the Commission under the Exchange Act); (ii) its officers to execute and deliver all customary documents and certificates and updates thereof requested by any underwriters of the applicable Securities; and (iii) its independent public accountants and the independent public accountants with respect to any other entity for which financial information is provided in the Shelf Registration Statement to provide to the selling Holders of the applicable Securities and any underwriter therefor a comfort letter in customary form and covering matters of the type customarily covered in comfort letters in connection with primary underwritten offerings, subject to receipt of appropriate documentation as contemplated, and only if permitted, by Statement of Auditing Standards No. 72.

(r)In the case of the Registered Exchange Offer, if requested by any Initial Purchaser or any known Participating Broker-Dealer, the Company shall cause (i) its counsel to deliver to such Initial Purchaser or such Participating Broker-Dealer signed opinions in the form set forth in Section 5(c) and Section 5(d) of the Purchase Agreement with such changes as are customary in connection with the preparation of a Registration Statement and (ii) its independent public accountants and the independent public accountants with respect to any other entity for which financial information is provided in the Registration Statement to deliver to such Initial Purchaser or such Participating Broker-Dealer a comfort letter, in customary form, meeting the requirements as to the substance thereof as set forth in Section 5(f) of the Purchase Agreement, with appropriate date changes.

(s)If a Registered Exchange Offer or a Private Exchange is to be consummated, upon delivery of the Initial Notes by Holders to the Company (or to such other Person as directed by the Company) in exchange for the Exchange Notes or the Private Exchange Notes, as the case may be, the Company shall mark, or cause to be marked, on the Initial Notes so exchanged that such Initial Notes are being canceled in exchange for the Exchange Notes or the Private Exchange Notes, as the case may be; in no event shall the Initial Notes be marked as paid or otherwise satisfied.

(t)The Company will use its commercially reasonable efforts to (a) if the Initial Notes have been rated prior to the initial sale of such Initial Notes, confirm such ratings will apply to the Securities covered by a Registration Statement, or (b) if the Initial Notes were not previously rated, cause the Securities covered by a Registration Statement to be rated with the appropriate rating agencies, if so requested by Holders of a majority in aggregate principal amount of Securities covered by such Registration Statement, or by the Managing Underwriters, if any.

(u)In the event that any broker-dealer registered under the Exchange Act shall underwrite any Securities or participate as a member of an underwriting syndicate or selling group or “assist in the distribution” (within the meaning of the Conduct Rules (the “Rules”) of the Financial Industry Regulatory Authority, Inc.) thereof, whether as a Holder of such Securities or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, the Company will use all commercially reasonable efforts to assist such broker-dealer in complying with the requirements of such Rules, including, without limitation, by (i) if such Rules, including Rule 5121, shall so require, engaging a “qualified independent underwriter” (as defined in Rule 5121) to participate in the preparation of the Registration Statement relating to such Securities, to exercise usual standards of due diligence in respect thereto and, if any portion of the offering contemplated by such Registration Statement is an underwritten offering or is made through a placement or sales agent, to recommend the yield of such Securities, (ii) indemnifying any such qualified independent underwriter to the extent of the indemnification of underwriters provided in Section 5 hereof and (iii) providing such information to such broker-dealer as may be required in order for such broker-dealer to comply with the requirements of the Rules.

(v)The Company shall use its commercially reasonable efforts to take all other steps necessary to effect the registration of the Securities covered by a Registration Statement contemplated hereby.

4.Registration Expenses. The Company shall bear all fees and expenses incurred in connection with the performance of its obligations under Section 1 through and including Section 3 hereof (including the reasonable fees and expenses, if any, of Mayer Brown LLP, counsel for the Initial Purchasers, incurred in connection with the Registered Exchange Offer), whether or not the Registered Exchange Offer or a Shelf Registration is filed or becomes effective, and, in the event of a Shelf Registration, shall bear or reimburse the Holders of the Securities covered thereby for the reasonable fees and disbursements of one firm of counsel designated by the Holders of a majority in principal amount of the Initial Notes covered thereby to act as counsel for the Holders of the Initial Notes in connection therewith. Each Holder shall pay all underwriting discounts and commissions, if any, all brokerage fees and commissions, all transfer taxes, the fees and expenses of any legal counsel and any other advisors such Holder engages, and all similar fees and commissions relating to such Holder’s disposition of Securities.

5.Indemnification.

(a)The Company agrees to indemnify and hold harmless each Holder of the Securities, any Participating Broker-Dealer and each person, if any, who controls such Holder or such Participating Broker-Dealer within the meaning of the Securities Act or the Exchange Act (each Holder, any Participating Broker-Dealer and such controlling persons are referred to collectively as the “Indemnified Parties”) from and against any losses, claims, damages or liabilities, joint or several, or any actions in respect thereof (including, but not limited to, any losses, claims, damages, liabilities or actions relating to purchases and sales of the Securities) to which each Indemnified Party may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus or “issuer free writing prospectus,” as defined in Commission Rule 433 (“Issuer FWP”), relating to the Shelf Registration, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, preliminary prospectus or Issuer FWP, or any supplement thereto, in the light of the circumstances under which they were made) not misleading, and shall reimburse, as incurred, the Indemnified Parties for any reasonable legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action in respect thereof; provided, however, that (i) the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in a Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus or Issuer FWP relating to a Shelf Registration in reliance upon and in conformity with written information pertaining to such Holder and furnished to the Company by or on behalf of such Holder specifically for inclusion therein and (ii) with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus relating to a Shelf Registration Statement, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Holder or Participating Broker-Dealer from whom the person asserting any such losses, claims, damages or liabilities purchased the Securities concerned, to the extent that a prospectus relating to such Securities was required to be delivered (including through satisfaction of the conditions of Commission Rule 172) by such Holder or Participating Broker-Dealer under the Securities Act in connection with such purchase and any such loss, claim, damage or liability of such Holder or Participating Broker-Dealer results from the fact that there was not conveyed to such person, at or prior to the time of the sale of such Securities to such person, an amended or supplemented prospectus or, if permitted by Section 3(d), an Issuer FWP correcting such untrue statement or omission or alleged untrue statement or omission if the Company had previously furnished copies thereof to such Holder or Participating Broker-Dealer; provided further, that this indemnity agreement (i) will be in addition to any liability which the Company may otherwise have to such Indemnified Party and (ii) this indemnity will not apply to any loss, claim, damage or liability arising from an offer or sale, occurring during a period during which the availability of the Shelf Registration Statement or any related prospectus may be suspended, of Securities by a Holder to whom the Company theretofore provided a notice pursuant to clause (ii) through and including clause (v) of Section 3(b) provided that such loss, claim, damage or liability relates to the contents of such notice. The Company shall also indemnify underwriters, their officers and directors and each person who controls such underwriters within the meaning of the Securities Act or the Exchange Act to the same extent as provided above with respect to the indemnification of the Holders of the Securities if requested by such Holders.

(b)Each Holder of the Securities, severally and not jointly, will indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act from and against any losses, claims, damages or liabilities or any actions in respect thereof, to which the Company or any such controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus or Issuer FWP relating to a Shelf Registration, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, preliminary prospectus or Issuer FWP or any supplement thereto, in the light of the circumstances under which they were made) not misleading, but in each case only to the extent that the untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information pertaining to such Holder and furnished to the Company by or on behalf of such Holder specifically for inclusion therein; and, subject to the limitation set forth immediately preceding this clause, shall reimburse, as incurred, the Company for any legal or other expenses reasonably incurred by the Company or any such controlling person in connection with investigating or defending any loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability which such Holder may otherwise have to the Company or any of its controlling persons.

(c)Promptly after receipt by an indemnified party under this Section 5 of notice of the commencement of any action or proceeding (including a governmental investigation), such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 5, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have under Section 5(a) or Section 5(b) above except to the extent that it has been materially prejudiced by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under Section 5(a) or Section 5(b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof the indemnifying party will not be liable to such indemnified party under this Section 5 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof. Notwithstanding the foregoing, in any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the indemnifying party shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses or more than one separate firm (in addition to any local counsel) for all indemnified parties, and that all such fees and expenses shall be reimbursed as they are incurred. No indemnifying party shall, without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld or delayed, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action, and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)If the indemnification provided for in this Section 5 is unavailable or insufficient to hold harmless an indemnified party under Section 5 (a) or Section 5 (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in Section 5(a) or Section 5(b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the exchange of the Securities, pursuant to the Registered Exchange Offer, or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Holder or such other indemnified party, as the case may be, on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 5(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this Section 5(d). Notwithstanding any other provision of this Section 5(d), the Holders of the Securities shall not be required to contribute any amount in excess of the amount by which the net proceeds received by such Holders from the sale of the Securities pursuant to a Registration Statement exceeds the amount of damages which such Holders have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 5(d), each person, if any, who controls such indemnified party within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such indemnified party and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the Company.

(e)The agreements contained in this Section 5 shall survive the sale of the Securities pursuant to a Registration Statement and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

6.Additional Interest Under Certain Circumstances.

(a)Special interest (the “Additional Interest”) with respect to the Initial Notes shall be assessed as follows if any of the following events occur (each such event in clause (i) through clause (iv) below a “Registration Default”):

(i)If the Company fails to file any of the registration statements required pursuant to Section 1 or Section 2 above on or before the date specified for such filing;

(ii)If any of such registration statements required to be filed pursuant to Section 1 or Section 2 above is not declared effective by the Commission on or prior to the applicable date specified in Section 1 or Section 2 above for such effectiveness;

(iii)If the Company fails to consummate the Registered Exchange Offer on or prior to the date that is 365 days after the Issue Date; or

(iv)If after either the Exchange Offer Registration Statement or the Shelf Registration Statement is declared (or becomes automatically) effective (A) such Registration Statement thereafter ceases to be effective; or (B) such Registration Statement or the related prospectus ceases to be usable (except as permitted in subsection (b) below) in connection with resales of Entitled Securities (as hereafter defined) during the periods specified herein because either (1) any event occurs as a result of which the related prospectus forming part of such Registration Statement would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, (2) it shall be necessary to amend such Registration Statement or supplement the related prospectus to comply with the Securities Act or the Exchange Act or the respective rules thereunder, or (3) such Registration Statement is a Shelf Registration Statement that has expired before a replacement Shelf Registration Statement has become effective.

Additional Interest shall accrue on the Initial Notes over and above the interest set forth in the title of the applicable Initial Notes from and including the date on which any such Registration Default shall occur to but excluding the date on which all such Registration Defaults have been cured. With respect to the first 90-day period immediately following the occurrence of the first Registration Default, Additional Interest will be paid in an amount equal to 0.25% per annum of the principal amount of applicable Initial Notes outstanding. The amount of Additional Interest will increase by an additional 0.25% per annum with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Additional Interest for all Registration Defaults of 1.0% per annum of the principal amount of applicable Initial Notes outstanding.

(b)A Registration Default referred to in Section 6(a)(iv)(B) hereof shall be deemed not to have occurred and be continuing in relation to a Shelf Registration Statement or the related prospectus if (i) such Registration Default has occurred solely as a result of (x) the filing of a post-effective amendment to such Shelf Registration Statement to incorporate annual audited financial information with respect to the Company where such post-effective amendment is not yet effective and needs to be declared effective to permit Holders to use the related prospectus or (y) other material events, with respect to the Company that would need to be described in such Shelf Registration Statement or the related prospectus and (ii) in the case of clause (y), the Company is proceeding promptly and in good faith to amend or supplement such Shelf Registration Statement and related prospectus to describe such events; provided, however, that in any case if such Registration Default occurs for a continuous period in excess of 30 days, Additional Interest shall be payable in accordance with the above paragraph from the day such Registration Default occurs until such Registration Default is cured.

(c)Any amounts of Additional Interest due pursuant to Section 6(a) above will be payable in cash on the regular interest payment dates with respect to the applicable Initial Notes. The amount of Additional Interest will be determined by multiplying the applicable Additional Interest rate by the principal amount of the Initial Notes, multiplied by a fraction, the numerator of which is the number of days such Additional Interest rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months), and the denominator of which is 360. The obligation of the Company to pay Additional Interest in the case of any

Registration Default shall be the sole and exclusive remedy of the Holders for any such Registration Default and the failure of the Company to comply with its obligations under Section 1 and Section 2. Notwithstanding anything to the contrary herein, (i) the amount of Additional Interest payable shall not increase because more than one Registration Default has occurred and is continuing and (ii) a Holder that is not entitled to the benefits of the Shelf Registration Statement shall not be entitled to Additional Interest with respect to any Registration Default that pertains to the Shelf Registration.

7.Rules 144 and 144A. The Company shall use its commercially reasonable efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner and, if at any time the Company is not required to file such reports, it will, upon the request of any Holder of Entitled Securities (as hereafter defined), make publicly available other information so long as necessary to permit sales of their securities pursuant to Rules 144 and 144A. The Company covenants that it will take such further action as any Holder of Initial Notes may reasonably request, all to the extent required from time to time to enable such Holder to sell Initial Notes without registration under the Securities Act within the limitation of the exemptions provided by Rules 144 and 144A (including the requirements of Rule 144A(d)(4)). The Company will provide a copy of this Agreement to prospective purchasers of Initial Notes identified to the Company by the Initial Purchasers upon request. Upon the request of any Holder of Initial Notes, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements. Notwithstanding the foregoing, nothing in this Section 7 shall be deemed to require the Company to register any of its securities pursuant to the Exchange Act.
“Entitled Securities” means each Initial Note until the earliest to occur of (i) the date on which such Entitled Security has been exchanged by a person other than a broker-dealer for a freely transferable Exchange Note in the Registered Exchange Offer, (ii) following the exchange by a broker-dealer in the Registered Exchange Offer of an Initial Note for an Exchange Note, the date on which such Exchange Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement, or (iii) the date on which such Initial Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement.

8.Underwritten Registrations. If any of the Entitled Securities covered by the Shelf Registration Statement are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering (“Managing Underwriters”) will be selected by the Holders of a majority in aggregate principal amount of such Entitled Securities to be included in such offering.
No person may participate in any underwritten registration hereunder unless such person (i) agrees to sell such person’s Entitled Securities on the basis reasonably provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

9.Miscellaneous.

(a)Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, except by the Company and the written consent of the Holders of a majority in principal amount of the Securities affected by such amendment, modification, supplement, waiver or consents.

(b)Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, first-class mail, facsimile transmission, or air courier which guarantees overnight delivery:

(i) if to a Holder of the Securities, at the most current address given by such Holder to the Company.

(ii)if to the Initial Purchasers;

Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036
Fax: (212) 507-8999
Attention: Investment Banking Division

with a copy to:
Mayer Brown LLP
71 S Wacker Dr
Chicago, IL 60606
Fax No.: (312) 701-7711
Attention: Edward S. Best

(iii)if to the Company, at its address as follows:
Dr Pepper Snapple Group, Inc.
5301 Legacy Drive
Plano, Texas 75024
Fax No.: (972) 673-7879
Attention: Martin M. Ellen, Executive Vice President & Chief Financial Officer
with a copy to:
Baker Botts L.L.P.
2001 Ross Avenue, Suite 1100
Dallas, Texas 75201
Fax No.: (214) 953-6503
Attention: Neel Lemon

All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; three business days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged by recipient’s facsimile machine operator, if sent by facsimile transmission; and on the day delivered, if sent by overnight air courier guaranteeing next day delivery.

(c)No Prohibitive Agreements. The Company has not, as of the date hereof, entered into any agreement with respect to its securities that would prohibit the performance of the Company’s duties and obligations pursuant to this Agreement.

(d)Successors and Assigns. This Agreement shall be binding upon the respective successors and assigns of each of the parties hereto.

(e)Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(f)Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(g)Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

(h)Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

(i)Securities Held by the Company. Whenever the consent or approval of Holders of a specified percentage of principal amount of Securities is required hereunder, Securities held by the Company or its affiliates (other than subsequent Holders of Securities if such subsequent Holders are deemed to be affiliates solely by reason of their holdings of such Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.
If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the several Initial Purchasers, the Company and the Guarantors in accordance with its terms.

[Signature Pages Follow]

Very truly yours,

Dr Pepper Snapple Group, Inc.

By:	/s/ Martin M. Ellen
Name:	Martin M. Ellen
Title:	Executive Vice President & Chief Financial Officer

234 DP Aviation, LLC
A&W Concentrate Company
Americas Beverage Management GP
AmTrans, Inc.
Bai Brands LLC
Berkeley Square US, Inc.
Beverages Delaware Inc.
DP Beverages Inc.
DPS Americas Beverages, LLC
DPS Beverages, Inc.
DPS Finance II, Inc.
DPS Holdings Inc.
Dr Pepper/Seven-Up Beverage Sales Company
Dr Pepper/Seven Up Manufacturing Company
Dr Pepper/Seven Up, Inc.
High Ridge Investments US, Inc.
International Investments Management LLC
Motts’ General Partnership
Mott’s LLP
MSSI LLC
Nantucket Allserve, Inc.
Nuthatch Trading US, Inc.
Pacific Snapple Distributors, Inc.
Royal Crown Company, Inc.
Snapple Beverage Corp.
The American Bottling Company
184 Innovations, Inc.

By:	/s/ Martin M. Ellen
Name:	Martin M. Ellen
Title:	Executive Vice President & Chief Financial Officer

Splash Transport, Inc.

By:	/s/ Derry Hobson
Name:	Derry Hobson
Title:	President

Signature Page to Registration Rights Agreement

MORGAN STANLEY & CO. LLC
GOLDMAN SACHS & CO. LLC
J.P. MORGAN SECURITIES LLC

For themselves and on behalf of the
several Initial Purchasers

MORGAN STANLEY & CO. LLC

By:	/s/ Yurij Slyz
Name:	Yurij Slyz
Title:	Executive Director

GOLDMAN SACHS & CO. LLC

By:	/s/ Adam Greene
Name:	Adam Greene
Title:	Vice President

J.P. MORGAN SECURITIES LLC

By:	/s/ Robert Bottamedi
Name:	Robert Bottamedi
Title:	Vice President

Signature Page to Registration Rights Agreement

ANNEX A
Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Initial Notes where such Initial Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the effective date of the Exchange Offer Registration Statement, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

ANNEX B
Each broker-dealer that receives Exchange Notes for its own account in exchange for Securities, where such Initial Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See “Plan of Distribution.”

ANNEX C
PLAN OF DISTRIBUTION
Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Initial Notes where such Initial Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the effective date of the Exchange Offer Registration Statement, it will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until           , 20[    ] , all dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus.(1)
The Company will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.
For a period of 180 days after the effective date of the Exchange Offer Registration Statement the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the Holders of the Securities) other than commissions or concessions of any brokers or dealers and will indemnify the Holders of the Securities (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

(1)	In addition, the legend required by Item 502(b) of Regulation S-K will appear on the back cover page of the Exchange Offer prospectus.

ANNEX D

CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

Name:
Address:

If the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of Exchange Notes. If the undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Initial Notes that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.